EXHIBIT 99.1
DATE:	8/13/04

TO:	All Media
FROM:	Standard Management 10689 N. Pennsylvania Street Indianapolis, Indiana 46280

CONTACT:	Michael B. Berry Investor Relations Phone: 317-574-2865

Standard Management Reports Second Quarter 2004 Results

(Indianapolis, IN) Standard Management Corporation (the “Company”, “Standard Management”, or “SMAN”; Nasdaq: SMAN, www.SMAN.com) reported the second quarter of 2004 marked the second straight quarter of profitability for our Financial Services Segment, which reported net income of $.8 million or $.10 per diluted share. The continued development of our Health Services segment resulted in a loss of $.28 per diluted share or $2.2 million. The total loss for the period was $.31 per diluted share, or $2.5 million.

Chairman’s Comments

Financial Services

Ronald D. Hunter, the Company’s Chairman and Chief Executive Officer stated, “Our financial services segment continues to produce strong annuity sales in line with our expectations. In addition, due to increased spread income and operational economies, our margins continue to improve.”

Health Services

“While this segment has required a significant investment as reported in previous quarters, Management believes that with its recently announced acquisition of SVS Optical, with approximately $35 million in revenue along with approximately $4 million in earnings before interest, taxes, depreciation and amortization, will significantly contribute to the achievement of $200 to $300 million in revenue over the next 36 months,” stated Ronald D. Hunter, Chairman and CEO.

Net Income

For the quarter ended June 30, 2004, net loss was $2.5 million or $.31 per diluted share, compared to net income of $1.0 million or $.13 per diluted share for the second quarter of 2003.

Financial Services: Net income for the quarter was $.8 million, or $.10 per diluted share, compared to net income of $2.7 million or $.34 per diluted share for the second quarter of 2003. Largely affecting the second quarter of 2004 was an increase in spread income and favorable mortality experience. In comparison the second quarter of 2003 was largely influenced by net realized gains of $.36 per diluted share.

Health Services: The second quarter 2004 net loss was $2.2 million or $.28 per diluted share, compared to a net loss of $.9 million or $.11 per diluted share for the first quarter of 2003. The quarter included expenses associated with the continued development of this segment’s selling, marketing and operating platform of $.07 per diluted share. In addition, no tax benefits were recorded on the second quarter 2004 losses. Comparatively the second quarter of 2003 included tax benefits of $.06 per diluted share.

Other Services: The second quarter 2004 net loss was $1.0 million, or $.13 per diluted share, compared to a net loss of $.8 million, or $.10 per diluted share for the first quarter of 2003.

Assets

Total assets were comparable at $1.97 billion as of June 30, 2004 and December 31, 2003. SMAN has continued to reduce its exposure to below investment grade bonds, moving from 1.3% at year-end to 1.0% as of June 30, 2004. Our overall portfolio quality remains at Aa3 by Moody’s.

Shareholders’ Equity/Book Value

Shareholders’ equity, as reported in the consolidated balance sheet, was $52.3 million at June 30, 2004, compared to $72.4 million at December 31, 2003. Diluted book value per share was reported as $6.60 at June 30, 2004, compared to $8.93 at December 31, 2003.

Standard Management is a financial holding company headquartered in Indianapolis, IN. Information about the company can be obtained by calling the Investor Relations Department at 317-574-2865 or via the Internet at http://www.SMAN.com.

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 37A of the Securities Exchange Act of 1934, including statements regarding the company’s hopes, beliefs, intentions, or strategies regarding the future. Forward-looking statements include, but are not limited to, predictions of future revenues, expectation of growth rates, new business, and acquisitions.

STANDARD MANAGEMENT CORPORATION (NASDAQ: SMAN)
(Unaudited, dollars in thousands, except per share amounts)
CONDENSED CONSOLIDATED FINANCIAL INFORMATION

	Three Months Ended		Year to Date
	June 30		June 30
	2004	2003	2004	2003
RESULTS OF OPERATIONS
Revenues	$28,930	$41,457	$59,364	$74,583

Net income (loss):
Financial Services	$793	$2,746	$1,948	$5,792
Health Services	(2,208)	(924)	(4,825)	(1,479)
Other Services	(1,052)	(790)	(1,357)	(1,271)

Net income (loss)	$(2,467)	$1,032	$(4,234)	$3,042

PER SHARE DATA (Diluted)
Net income (loss):
Financial Services	$0.10	$0.34	$0.24	$0.72
Health Services	(0.28)	(0.11)	(0.60)	(0.18)
Other Services	(0.13)	(0.10)	(0.17)	(0.16)

Net income (loss)	$(0.31)	$0.13	$(0.53)	$0.38

Weighted average shares outstanding	7,923,335	8,057,089	8,018,891	7,963,694
Weighted average shares outstanding (Diluted)	7,923,335	8,165,470	8,018,891	8,032,754

	June 30	December 31
BALANCE SHEET	2004	2003
		(Audited)
Total assets	$1,972,208	$1,973,871
Senior and subordinated debt	24,373	21,000
Trust preferred securities	20,700	20,700
Shareholders’ equity
As reported	52,348	72,447
Book value per share (Diluted) (1)
As reported	6.60	8.93

(1)	Considers conversion of options and warrants using the treasury stock method and stock price as of respective balance sheet date.

STANDARD MANAGEMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)

	June 30	December 31
	2004	2003
	(Unaudited)	(Audited)
ASSETS
Investments:
Securities available for sale:
Fixed maturity securities, at fair value (amortized cost $1,683,869 in 2004 and $1,638,048 in 2003)	$1,660,329	$1,644,837
Mortgage loans on real estate	1,822	3,937
Policy loans	11,613	12,308
Real estate	929	943
Equity-indexed call options	11,393	19,711
Other invested assets	1,278	2,690
Short-term investments	588	590

Total investments	1,687,952	1,685,016
Cash and cash equivalents	2,968	17,296
Accrued investment income	16,540	17,002
Amounts due and recoverable from reinsurers	35,177	36,277
Deferred policy acquisition costs	173,692	166,411
Present value of future profits	20,012	16,508
Goodwill and intangibles	9,053	10,961
Property and equipment (less accumulated depreciation of $6,167 in 2004 and $5,286 in 2003)	12,205	12,770
Federal income tax recoverable	2,046	6,429
Deferred income taxes	5,340	—
Other assets	7,223	5,201

Total assets	$1,972,208	$1,973,871

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Insurance policy liabilities	$1,859,202	$1,841,545
Accounts payable and accrued expenses	8,584	7,217
Obligations under capital lease	296	551
Mortgage payable	6,705	6,795
Notes payable	24,373	21,000
Deferred income taxes	—	3,616
Payable to subsidiary trust issuer of “company-obligated trust preferred securities”	20,700	20,700

Total liabilities	1,919,860	1,901,424

Shareholders’ Equity:
Common stock and additional paid in capital, no par value:
Authorized 20,000,000 shares; issued 9,446,191 in 2004 and 9,629,167 in 2003	64,370	68,078
Treasury stock, at cost, 1,515,078 shares in 2004 and 2003	(7,671)	(7,671)
Accumulated other comprehensive income (loss)	(9,455)	2,702
Retained earnings	5,104	9,338

Total shareholders’ equity	52,348	72,447

Total liabilities and shareholders’ equity	$1,972,208	$1,973,871

STANDARD MANAGEMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2004	2003	2004	2003
Revenues:
Premium income	$1,827	$2,424	$4,362	$4,301
Net investment income	20,625	20,623	42,095	41,769
Call option income	131	6,087	1,329	2,989
Net realized investment gain	129	8,347	226	18,274
Policy income	4,246	2,740	7,620	4,973
Sales of goods	1,841	739	3,492	1,431
Fees and other income	131	497	240	846

Total revenues	28,930	41,457	59,364	74,583
Benefits and expenses:
Benefits and claims	1,950	3,246	4,285	5,600
Interest credited to interest-sensitive annuities and other financial products	13,773	21,123	28,976	32,774
Amortization and depreciation	7,573	4,896	13,302	8,991
Amortization – net realized investment gains	44	3,837	565	9,692
Other operating expenses	5,198	5,375	11,048	9,674
Cost of goods sold	1,363	442	2,564	1,242
Interest expense and financing costs	1,085	989	2,102	2,014

Total benefits and expenses	30,986	39,908	62,842	69,987
Income (loss) before federal income tax expense	(2,056)	1,549	(3,478)	4,596
Federal income tax expense	411	517	756	1,554

Net income (loss)	$(2,467)	$1,032	$(4,234)	$3,042

Earnings per share:
Basic	$(.31)	$.13	$(.53)	$.38
Diluted	(.31)	.13	(.53)	.38